UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	0-18550	61-1146077
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On May 18, 2009, NTS Mortgage Income Fund (the “Fund”) and its wholly-owned subsidiary, NTS/Virginia Development Company (“NTS/VA”), executed three promissory notes in favor of Residential Management Company (“Residential”). Each of these promissory notes became effective and began accruing interest as of April 11, 2009. One promissory note, the Consolidated and Amended and Restated Promissory Note, combines previously disclosed NTS/VA promissory notes dated January 1, 2009, February 1, 2009 and March 1, 2009 in favor of Residential (the “Previous Notes”). As of April 11, 2009, NTS/VA had reduced the aggregate outstanding principal due on the Previous Notes by approximately $2.30 million, and Residential had made additional advances or loans to NTS/VA during March 2009 for payroll billings and overhead fees of approximately $173,700. The combined total of the Previous Notes, together with the repayment of principal and inclusion of additional advances, is $1,446,095.08, which is the aggregate principal amount of the new note.

        A second promissory note, the Amended and Restated Consolidated Promissory Note, was issued in favor of NTS Financial Partnership (“NTS Financial”) to amend and restate a previously disclosed note dated January 1, 2009 in favor of NTS Financial. The new note evidences a reduction of the outstanding principal balance of such note to $607,100.25.

        A third promissory note was issued in favor of NTS Development Company (“Devco”) in the principal amount of $21,183 to evidence advances made by Devco for payroll billings and overhead fees for Fawn Lake incurred during February and March 2009. This new note contains substantially the same terms and conditions as notes previously issued by the Fund and its affiliates.

        The Fund and its wholly-owned subsidiary, NTS/Lake Forest II Residential Corporation (“NTS/Lake Forest”), also executed an Amended and Restated Promissory Note, dated as of April 11, 2009, in favor of Residential in the principal sum of $36,106.90. This amount includes the balance due on the previously disclosed promissory note dated January 1, 2009 in the principal amount of $27,049.58, plus additional advances or loans made to NTS/LFII during February and March 2009 for payroll billings and overhead fees in the aggregate amount of $9,057.32.

        In addition to the notes mentioned above, the Fund also executed a Consolidated and Amended and Restated Promissory Note, dated as of April 11, 2009, in favor of Devco in the principal sum of $290,213.83. This note aggregates: (i) the Promissory Note dated January 1, 2009 in the aggregate principal amount of $230,759.51; (ii) the Promissory Note dated February 1, 2009 in the aggregate principal amount of $18,230.65; and (iii) the Promissory Note dated March 1, 2009 in the aggregate principal amount of $19,414.43. Further, this note includes additional advances or loans made by Devco to the Fund during March 2009 for payroll billings and overhead fees in the aggregate amount of $21,809.24.

        All of the new promissory notes described above have a maturity date of December 31, 2009. Based on the Fund’s current budget, it is unlikely that the Fund and its subsidiaries will generate sufficient revenue to repay these promissory notes in full on a timely basis. The Fund intends to seek an extension on the maturity dates for these notes or renegotiate the unpaid balances prior to their current maturity. There can be no assurance that an acceptable extension or renegotiation of any of these promissory notes will be achieved prior to maturity, or at all.

        Copies of the newly executed promissory notes are attached to this Current Report on Form 8-K as Exhibits 10.1 – 10.5 and are incorporated in their entirety in this Item 1.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
10.1	Consolidated and Amended and Restated Promissory Note dated as of April 11, 2009, made by NTS/Virginia Development Company payable to Residential Management Company
10.2	Amended and Restated Consolidated Promissory Note dated as of April 11, 2009, made by NTS/Virginia Development Company payable to NTS Financial Partnership
10.3	Promissory Note dated as of April 11, 2009, made by NTS/ Virginia Development Company payable to NTS Development Company
10.4	Amended and Restated Promissory Note dated as of April 11, 2009, made by NTS/Lake Forest II Residential Corporation payable to Residential Management Company
10.5	Consolidated and Amended and Restated Promissory Note dated as of April 11, 2009, made by NTS Mortgage Income Fund payable to NTS Development Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

By:	Gregory A. Wells
Its:	Chief Financial Officer

Date:	May 19, 2009

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